Exhibit 99.1

For Immediate Release: Wednesday, October 27, 2010	Contact: Gary Russell 713-651-4434
Key Energy Services Announces Third Quarter 2010 Results
HOUSTON, TX, October 27, 2010 — Key Energy Services, Inc. (NYSE: KEG) generated third quarter 2010 net income of $6.8 million, or $0.05 per diluted share, which includes net income from discontinued operations of $8.3 million, or $0.06 per diluted share. As previously announced, Key sold its pressure pumping and wireline businesses on October 1st, and these businesses are reported as discontinued operations.
Third quarter revenue from continuing operations was $283.7 million, an increase of 5.9% compared to the second quarter 2010. The third quarter net loss from continuing operations attributable to Key was $1.5 million, or a loss of $0.01 per share, compared to a second quarter net loss from continuing operations of $10.4 million, or a loss of $0.08 per share.
The following table sets forth data from continuing operations for the third quarter of 2010 and prior comparable quarterly periods:

	Three Months Ended (unaudited)
	September 30,	June 30,	September 30,
	2010	2010	2009
	(in millions, except per share amounts)

Revenues	$283.7	$267.8	$215.3
Loss attributable to Key	$(1.5)	$(10.4)	$(79.0)
Diluted loss per share attributable to Key	$(0.01)	$(0.08)	$(0.65)
Adjusted EBITDA (defined below)	$40.3	$26.9	$18.1
Well Servicing
Revenue of $244.3 million from the Well Servicing segment was up 5.0% from the second quarter. U.S. based revenue increased 6.9% and international revenue decreased 4.0% quarter over quarter. Increases in Argentina were offset by the previously announced general work stoppage in Mexico’s North Region in September, which contributed to a 29% sequential revenue decline. Operating income in Mexico improved sequentially as severance related costs incurred in the prior quarter were not repeated. This improvement accounted for approximately 50% of the increase in third quarter operating income for the Well Servicing segment.
Segment operating income was $25.3 million, resulting in operating income margins of 10.4%, up 330 basis points from the previous quarter. U.S. based revenue generated operating income margins of 16.3%, up 80 basis points compared to the second quarter. Startup costs related to the expansion of fluid management services into the Bakken Shale market negatively impacted operating income margins in the third quarter. The international operating loss of $11.9 million in the second quarter improved 63% to a loss of $4.4 million in the third quarter.
Production Services
Third quarter revenue in the Production Services segment from continuing operations was $39.5 million, a 12.6% increase from $35.0 million generated in the second quarter. Third quarter operating income from continuing operations in this segment was $9.7 million, resulting in margins of 24.5%, up 640 basis points from the prior quarter. The margin increase was driven by higher activity and improving margins in the company’s coiled tubing business.
Discontinued operations generated revenue in the third quarter of $76.3 million, up 7.2% from $71.2 million generated in the second quarter. Operating income generated by discontinued operations was $13.6 million, up 10.6% from the second quarter, resulting in an operating income margin of 17.8%.

Acquisitions and Divestitures
On October 1, 2010, Key closed the previously announced acquisition of the Davis, Swan and Quail oilfield service companies from OFS Energy Services, LLC, an ArcLight Capital Partners, LLC company, for 15.8 million shares of Key common stock and $75.8 million cash. Also on October 1, 2010, Key closed the previously announced sale of its pressure pumping and wireline businesses to Patterson-UTI Energy for $237.7 million cash. Key will recognize a gain on the sale of these businesses in the fourth quarter, which will be recorded in discontinued operations on an after-tax basis.
General and Administrative Expenses
Total general and administrative expenses were $46.8 million in the third quarter. The $1.9 million sequential increase is attributed to transaction costs as well as recent startup costs.
Capital Expenditures and Liquidity
Capital expenditures were $33.1 million during the third quarter. Year-to-date through September 30, 2010, capital expenditures totaled $101.1 million. The company now anticipates full year 2010 capital expenditures to approximate $190 million. Key’s consolidated cash balance was $34.1 million at September 30, 2010, and total debt was $520.3 million, down $2.9 million compared to the end of the previous quarter.
At the end of the third quarter, Key had $87.8 million drawn on its revolving credit facility, which has since been repaid with a portion of the proceeds from the Patterson-UTI transaction, after which Key’s cash balance was $120.0 million, and total debt was $432.5 million.
Overview and Outlook
Commenting on the third quarter, Chairman, President and CEO, Dick Alario, stated, “Customers in the U.S. continue to increase their activity in the oil producing areas, particularly in the liquids-rich shale markets. We recently revised our 2010 capital budget in response to customer-driven requests, and we continue to focus both our capital spending and our M&A initiatives on these high-demand opportunities. Our recent acquisition of the Davis, Swan and Quail service companies from OFS is consistent with Key’s desire to strengthen its core businesses and expand our well-intervention capabilities in rapidly emerging markets.”
Alario continued, “Internationally, we continue to further our strategy to mobilize Key’s expertise and capacity into large oil producing regions with mature fields facing production declines. This is evidenced by our recent contract award and start-up in Colombia, and I am pleased to announce that our Middle East joint venture recently negotiated a two-rig, three-year commitment in Bahrain. We are encouraged by the demand for our services and the additional opportunities that are developing internationally.”
Conference Call
Key Energy Services will host a conference call to discuss its third quarter 2010 financial results tomorrow, Thursday, October 28, 2010 at 10:00 a.m. CDT. To access the call in the U.S. and Canada dial 888-794-4637. International callers should dial 660-422-4879. All callers should ask for the “Key Energy Services Conference Call” or provide the access code 10487084. The conference call will also be available live via the internet. To access the webcast, go to www.keyenergy.com and select “Investor Relations.” A replay of the conference call will be available on Thursday, October 28, 2010, beginning immediately after the conference call and will remain available for one week. To access the replay, dial 800-642-1687. The access code for the replay is 10487084.

Condensed Consolidated Statements of Operations (in thousands, except per share amounts, unaudited):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

REVENUES	$283,739	$215,349	$803,483	$718,059

COSTS AND EXPENSES:
Direct operating expenses	198,158	156,444	583,531	497,091
Depreciation and amortization expense	32,565	38,680	98,367	114,685
General and administrative expenses	46,833	39,350	130,726	129,815
Asset retirements and impairments	—	97,035	—	97,035
Interest expense, net of amounts capitalized	10,626	9,137	31,614	29,240
Other, net	(780)	1,534	(1,556)	(688)

Total costs and expenses, net	287,402	342,180	842,682	867,178

Loss from continuing operations before tax	(3,663)	(126,831)	(39,199)	(149,119)
Income tax benefit	1,383	47,751	14,979	56,228

Loss from continuing operations	(2,280)	(79,080)	(24,220)	(92,891)
Income (loss) from discontinued operations, net of tax	8,283	(45,937)	18,360	(49,695)

Net income (loss)	6,003	(125,017)	(5,860)	(142,586)

Loss attributable to noncontrolling interest	769	75	2,816	75

INCOME (LOSS) ATTRIBUTABLE TO KEY	$6,772	$(124,942)	$(3,044)	$(142,511)

Loss per share from continuing operations attributable to Key:
Basic and diluted	$(0.01)	$(0.65)	$(0.17)	$(0.77)

Income (loss) per share from discontinued operations:
Basic and diluted	$0.06	$(0.38)	$0.15	$(0.41)

Income (loss) per share attributable to Key:
Basic and diluted	$0.05	$(1.03)	$(0.02)	$(1.18)

Loss from continuing operations attributable to Key:
Loss from continuing operations	$(2,280)	$(79,080)	$(24,220)	$(92,891)
Loss attributable to noncontrolling interest	769	75	2,816	75

Loss from continuing operations attributable to Key	$(1,511)	$(79,005)	$(21,404)	$(92,816)

Weighted average shares outstanding:
Basic and diluted	125,637	121,277	125,336	120,983

Condensed Consolidated Balance Sheets (in thousands):

	September 30,	December 31,
	2010	2009
	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$34,053	$37,394
Other current assets	371,998	342,764
Current assets held for sale	9,251	3,974

Total current assets	415,302	384,132

Property and equipment, net	786,852	794,269
Goodwill	349,779	346,102
Other assets, net	61,778	69,568
Noncurrent assets held for sale	67,264	70,339

TOTAL ASSETS	$1,680,975	$1,664,410

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$54,227	$46,086
Other current liabilities	162,792	143,683

Total current liabilities	217,019	189,769

Long-term debt, less current portion	515,876	523,949
Other non-current liabilities	200,654	207,552

Equity	747,426	743,140

TOTAL LIABILITIES AND EQUITY	$1,680,975	$1,664,410

Consolidated Cash Flow Data (in thousands, unaudited):

	Nine Months Ended
	September 30,
	2010	2009

Net cash provided by operating activities	$90,427	$197,581
Net cash used in investing activities	(80,398)	(85,581)
Net cash used in financing activities	(12,004)	(109,100)
Effect of exchange rates on cash	(1,366)	(2,508)

(Decrease) increase in cash and cash equivalents	(3,341)	392
Cash and cash equivalents, beginning of period	37,394	92,691

Cash and cash equivalents, end of period	$34,053	$93,083

Segment Revenue and Operating Income (Loss) (in thousands, except for percentages, unaudited):

	Three Months Ended September 30, 2010
	Well	Production	Functional
	Servicing	Services	Support	Total

Revenues from external customers	$244,288	$39,451	$—	$283,739
Operating income (loss)	25,348	9,660	(28,825)	6,183
Operating income as a percentage of revenue	10.4%	24.5%	n/a	2.2%

	Three Months Ended June 30, 2010
	Well	Production	Functional
	Servicing	Services	Support	Total

Revenues from external customers	$232,746	$35,039	$—	$267,785
Operating income (loss)	16,523	6,338	(28,591)	(5,730)
Operating income (loss) as a percentage of revenue	7.1%	18.1%	n/a	(2.1)%

	Three Months Ended September 30, 2009
	Well	Production	Functional
	Servicing	Services	Support	Total

Revenues from external customers	$194,071	$21,278	$—	$215,349
Asset retirements and impairments	65,869	31,166	—	97,035
Operating income (loss)	(57,953)	(31,732)	(26,475)	(116,160)
Operating income (loss) as a percentage of revenue	(29.9)%	(149.1)%	n/a	(53.9)%
Operating income (loss), excluding asset retirements and impairments	7,916	(566)	(26,475)	(19,125)
Operating income (loss) as a percentage of revenue, excluding asset retirements and impairments	4.1%	(2.7)%	n/a	(8.9)%

	Nine Months Ended September 30, 2010
	Well	Production	Functional
	Servicing	Services	Support	Total

Revenues from external customers	$701,025	$102,458	$—	$803,483
Operating income (loss)	56,882	15,494	(81,517)	(9,141)
Operating income (loss) as a percentage of revenue	8.1%	15.1%	n/a	(1.1)%

	Nine Months Ended September 30, 2009
	Well	Production	Functional
	Servicing	Services	Support	Total

Revenues from external customers	$648,277	$69,782	$—	$718,059
Asset retirements and impairments	65,869	31,166	—	97,035
Operating income (loss)	(1,416)	(38,888)	(80,263)	(120,567)
Operating income (loss) as a percentage of revenue	(0.2)%	(55.7)%	n/a	(16.8)%
Operating income (loss), excluding asset retirements and impairments	64,453	(7,722)	(80,263)	(23,532)
Operating income (loss) as a percentage of revenue, excluding asset retirements and impairments	9.9%	(11.1)%	n/a	(3.3)%

U.S. and International Revenue and Operating Income (Loss) (in thousands, except for percentages, unaudited):

	Three Months Ended September 30, 2010
			Functional
	U.S.	International	Support	Total

Revenues from external customers	$242,142	$41,597	$—	$283,739
Operating income (loss)	39,358	(4,350)	(28,825)	6,183
Operating income (loss) as a percentage of revenue	16.3%	(10.5)%	n/a	2.2%

	Three Months Ended June 30, 2010
			Functional
	U.S.	International	Support	Total

Revenues from external customers	$224,221	$43,564	$—	$267,785
Operating income (loss)	34,716	(11,855)	(28,591)	(5,730)
Operating income (loss) as a percentage of revenue	15.5%	(27.2)%	n/a	(2.1)%

	Three Months Ended September 30, 2009
			Functional
	U.S.	International	Support	Total

Revenues from external customers	$168,601	$46,748	$—	$215,349
Asset retirements and impairments	97,035	—	—	97,035
Operating income (loss)	(94,027)	4,342	(26,475)	(116,160)
Operating income (loss), as a percentage of revenue	(55.8)%	9.3%	n/a	(53.9)%
Operating income (loss), excluding asset retirements and impairments	3,008	4,342	(26,475)	(19,125)

Operating income (loss) as a percentage of revenue, excluding asset retirements and impairments	1.8%	9.3%	n/a	(8.9)%

	Nine Months Ended September 30, 2010
			Functional
	U.S.	International	Support	Total

Revenues from external customers	$662,671	$140,812	$—	$803,483
Operating income (loss)	87,448	(15,072)	(81,517)	(9,141)
Operating income (loss) as a percentage of revenue	13.2%	(10.7)%	n/a	(1.1)%

	Nine Months Ended September 30, 2009
			Functional
	U.S.	International	Support	Total

Revenues from external customers	$579,881	$138,178	$—	$718,059
Asset retirements and impairments	97,035	—	—	97,035
Operating income (loss)	(65,734)	25,430	(80,263)	(120,567)
Operating income (loss), as a percentage of revenue	(11.3)%	18.4%	n/a	(16.8)%
Operating income (loss), excluding asset retirements and impairments	31,301	25,430	(80,263)	(23,532)

Operating income (loss) as a percentage of revenue, excluding asset retirements and impairments	5.4%	18.4%	n/a	(3.3)%

The following table sets forth the sequential percentage revenue changes from the second quarter 2010 to the third quarter 2010 (unaudited):

Sequential
Quarter Revenue
Change

Well Servicing segment	5%

Operations within Well Servicing segment:

U.S. Rig Services	6%
Fluid Management Services	8%
Mexico	(29)%
Argentina	16%
Russia	0%
Colombia	n/a

Production Services segment	13%

Operations within Production Services segment:

Coiled Tubing Services	43%
Fishing and Rental Services	5%
Other (1)	(5)%

(1)	Includes Key’s California pressure pumping operations and Canadian technology development company.
Below is a reconciliation of income or loss from continuing operations attributable to Key as presented in accordance with United States generally accepted accounting principles (GAAP) to Adjusted EBITDA (a non-GAAP measure) as required under Regulation G of the Securities Exchange Act of 1934.
Reconciliations to Adjusted EBITDA from continuing operations (in thousands, except for percentages):

	Three				Three
	Months		Three		Months
	Ended		Months		Ended
	September 30,	% of	Ended June 30,	% of	September 30,	% of
	2010	Revenue	2010	Revenue	2009	Revenue

Loss from continuing operations	$(2,280)	(0.8)%	$(11,038)	(4.1)%	$(79,080)	(36.7)%
Income tax expense (benefit)	(1,383)	(0.5)%	(5,888)	(2.2)%	(47,751)	(22.2)%
Loss attributable to noncontrolling interest	769	0.3%	620	0.2%	75	0.0%
Interest expense, net of amounts capitalized	10,626	3.7%	10,729	4.0%	9,137	4.2%
Interest income	(5)	(0.0)%	(21)	(0.0)%	(42)	(0.0)%
Asset retirements and impairments	—	0.0%	—	0.0%	97,035	45.1%
Depreciation and amortization	32,565	11.5%	32,478	12.1%	38,680	18.0%

Adjusted EBITDA from continuing operations	$40,292	14.2%	$26,880	10.0%	$18,054	8.4%

Adjusted EBITDA from discontinued operations(1)	$13,654	17.9%	$15,767	22.1%	$(2,866)	(12.8)%

(1)
For reconciliation to Adjusted EBITDA from discontinued operations, refer to the company’s website at www.keyenergy.com. Percent of revenue pertains to Adjusted EBITDA as a percent of revenue from discontinued operations.

“Adjusted EBITDA” is defined as income or loss attributable to Key before interest, taxes, depreciation and amortization. In some periods, Adjusted EBITDA may also add back certain non-recurring items such as asset retirements and impairments. Adjusted EBITDA is a non-GAAP measure that is used as a supplemental financial measure by the company’s management and directors and by external users of the company’s financial statements, such as investors, to assess:
•	The financial performance of the company’s assets without regard to financing methods, capital structure or historical cost basis;
•	The ability of the company’s assets to generate cash sufficient to pay interest on its indebtedness; and
•	The company’s operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure.
Adjusted EBITDA has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using Adjusted EBITDA as an analytical tool include:
•	Adjusted EBITDA does not reflect Key’s current or future requirements for capital expenditures or capital commitments;
•	Adjusted EBITDA does not reflect changes in, or cash requirements necessary to service interest or principal payments on Key’s debt;
•	Adjusted EBITDA does not reflect income taxes;
•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Other companies in Key’s industry may calculate Adjusted EBITDA differently than Key does, limiting its usefulness as a comparative measure; and
•
Adjusted EBITDA is a different calculation from earnings before interest, taxes, depreciation and amortization as defined for purposes of the financial covenants in the company’s senior secured credit facility, and therefore should not be relied upon for assessing compliance with covenants.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections about Key, its industry, its management’s beliefs and certain assumptions made by management. No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these “forward-looking statements” are identified by words such as “expects,” “believes,” “anticipates” and similar phrases.
Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks affecting activity levels for Key’s services, including the possibility that customers will not increase, or may even decrease, their activity levels; risks associated with the recently completed transactions with OFS Energy Services, LLC and Patterson-UTI Energy, including risks that Key may be unable to achieve the benefits contemplated under these transactions and risks related to integration of the acquired operations; risks that Key will be unable to identify or complete other acquisitions and will be unable to successfully integrate any such additional acquired businesses; risks affecting Key’s foreign operations, including risks related to activity levels and customer budgets in Mexico, risks associated with expanding operations in Colombia and Bahrain, and risks that Key may not be able to achieve its overall international growth and mobilization strategy; risks that Key may not be able to achieve its capital expenditure budget and/or that any such capital expenditure investments, if made, will not generate adequate returns; and other risks affecting Key’s ability to maintain or improve operations, including its ability to maintain prices for services under market pricing pressures, weather risks, and the impact of potential increases in general and administrative expenses.
Because such statements involve risks and uncertainties, Key’s actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect Key’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, Key also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that Key files periodically with the Securities and Exchange Commission.